EXHIBIT 23


                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Numbers 33-46519, 33-49956, 33-51851, 33-57553,
33-78751, 333-26813, 333-26823, 333-26831, 333-75781, 333-78949, 333-78951,
333-78979, 333-94717, 333-94719) of El Paso Energy Corporation of our report dated June 23, 2000 relating to the financial statements and supplemental schedules of the El Paso Energy Corporation Retirement Savings Plan, which appears in this Form 11-K.


/s/ PricewaterhouseCoopers LLP

Houston, Texas
June 28, 2000